UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 16, 2012

LAWSON PRODUCTS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-10546	36-2229304
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8770 W. Bryn Mawr Ave., Suite 900, Chicago, Illinois		60631
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(773) 304-5050

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 16, 2012, Lawson Products, Inc., an Illinois corporation (the "Company"), a wholly-owned subsidiary of Lawson Products, Inc., a Delaware corporation (the "Registrant"), entered into an Employment Agreement (the "Employment Agreement") with Michael G. DeCata, President and Chief Executive Officer (the "Executive"). Pursuant to the Employment Agreement, Mr. DeCata is entitled to receive a base salary of $475,000 per annum. The base salary may be increased by the Compensation Committee of the Registrant’s Board of Directors. The Employment Agreement references the award to the Executive of 200,000 Stock Performance Rights ("SPRs") pursuant to the Registrant’s Amended Stock Performance Plan (the "Plan"). The Compensation Committee of the Registrant’s Board of Directors granted the SPRs on September 24, 2012 upon the Executive’s appointment as President and Chief Executive Officer of the Registrant and the Company. The SPRs have an exercise price of $5.96 per share. Subject to the terms and conditions of the Plan and the award agreement pursuant to which the SPRs were granted, 50% of the SPRs shall vest and be exercisable on the third anniversary of the grant date, and 50% of the SPRs shall vest on the first date that the fair market value of the Registrant’s common stock exceeds 200% of the exercise price, with the latter portion of the SPRs being exercisable on the later of (x) the first anniversary of the grant date or (y) such vesting date.

The Employment Agreement provides for, among other things, the following:

(i) The Executive will be employed on an "at will" basis, and the Executive’s employment may be terminated at any time at the option of the Company or the Executive, on the terms and subject to the conditions set forth in the Employment Agreement.

(ii) The Executive will be eligible to participate in the annual incentive plan with a target payout level of 100% of base salary. The Executive shall also be eligible to participate in the long-term incentive plan and shall be eligible for equity awards and for health, retirement plan and other employee benefits provided by the Registrant or the Company. For 2012, the Executive will be entitled to receive a special bonus in the amount of $118,750.

(iii) If the Executive’s employment is terminated by the Company for Cause (as defined in the Employment Agreement) or by the Executive voluntarily, the Company shall have no obligations to the Executive except to pay Accrued Compensation (as defined in the Employment Agreement).

(iv) If the Executive’s employment is terminated by the Company without Cause or by the Executive for Good Reason (as defined in the Employment Agreement), the Executive will be entitled to receive (A) Accrued Compensation, (B) an amount equal to eighteen months’ of the Executive’s then current base salary, payable monthly over a period of eighteen months (the "Severance Period"), (C) an amount equal to the Executive’s target bonus with respect to the year in which the Executive’s termination occurs (or, if the target bonus has not been established as of the date of termination, the target bonus for the prior year), (D) continued health plan coverage for the Executive and his spouse and dependents during the Severance Period and (E) immediate vesting of outstanding unvested equity awards that would otherwise have vested during the Severance Period had the Executive remained employed during the Severance Period.

(v) If the Executive’s employment is terminated by the Company without Cause or by the Executive for Good Reason within 12 months following a Change in Control (as defined in the Employment Agreement), then in lieu of the benefits referenced in clause (iv), the Executive shall be entitled to receive (A) Accrued Compensation, (B) an amount equal to two times the Executive’s then current base salary and two times the higher of the Executive’s target bonus with respect to the year in which the Executive’s termination occurs or the actual bonus for the prior year (or, if the target bonus has not been established as of the date of termination, two times the higher of the target bonus or the actual bonus for the prior year), payable in lump sum, (C) continued health plan coverage for the Executive and his spouse and dependents for a period of two years after the date of termination and (D) immediate vesting of any unvested equity awards.

(vi) If the Executive’s employment is terminated due to the Executive’s death, (A) the Executive shall be entitled to receive Accrued Compensation, (B) the beneficiary designated by the Executive shall be entitled to receive an amount equal to one and one-half times the Executive’s then current annual base salary, payable monthly over a period of eighteen months and (C) the Executive’s spouse and dependents shall be entitled to continued health plan coverage for a period of eighteen months.

(vii) If the Executive’s employment is terminated due to Disability (as defined in the Employment Agreement), the Executive shall be entitled to receive (A) Accrued Compensation, (B) salary continuation at the rate of 100% of his then current base salary for 12 months following the date of termination and at the rate of 60% of his then current base salary for 24 months thereafter, with reductions for payments from Company-provided long-term disability coverage made during such 36-month period and (C) continued health plan coverage for the Executive and his spouse and dependents for a period of five and one-half years following the date of termination.

(viii) The receipt of severance benefits, other than Accrued Compensation, is conditioned upon the Executive’s execution and delivery of a release in the form specified by the Employment Agreement.

(ix) The Executive is subject to non-compete and non-solicitation obligations for a period of eighteen months following the date of the Executive’s termination of employment.

(x) The Executive is entitled to be reimbursed for certain relocation and moving expenses, including the reimbursement of up to $150,000 of losses on the sale of his current primary residence.

The foregoing description is qualified by reference to the Employment Agreement attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits

10.1 Employment Agreement dated as of October 16, 2012 by and between Lawson Products, Inc., an Illinois corporation, and Michael G. DeCata.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAWSON PRODUCTS, INC.

October 16, 2012	By:	Neil E. Jenkins

Name: Neil E. Jenkins
Title: Executive Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement dated as of October 16, 2012 by and between Lawson Products, Inc., an Illinois corporation, and Michael G. DeCata.